UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 12, 2016

Venaxis, Inc.
(Exact name of Registrant as specified in its charter)

Colorado	001-33675	84-155337
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 South Perry Street Castle Rock, Colorado	80104
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(303) 794-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Stock Purchase Agreement and Related Agreements
On September 12, 2016, Venaxis, Inc. (the "Company") entered into (1) a Stock Purchase Agreement (the "Purchase Agreement") with the holders of all of the outstanding Series 1 Preferred Stock (the "Sellers") of BiOptix Diagnostics, Inc., a Delaware corporation ("BiOptix"); (2) a Registration Rights Agreement with the Sellers; and (3) a Lock-Up Agreement with each of the Sellers.  BiOptix was a party to the Purchase Agreement for the purpose of providing representations and warranties regarding its business.  The Company's press release reporting on the acquisition is attached as Exhibit 99.1 and incorporated by reference herein.
The disclosure set forth below in Items 2.01 and 3.02 of this Current Report on Form 8-K is hereby incorporated into this item by reference.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On September 12, 2016, the Company completed the strategic acquisition of BiOptix. Pursuant to the Purchase Agreement, Venaxis Sub, Inc., a wholly owned subsidiary of the Company (the "Purchaser") acquired all of the outstanding shares of Series 1 Preferred Stock of BiOptix (the "Preferred Stock") from the Sellers.  As a result, the Purchaser now owns more than 98% of the outstanding voting stock of BiOptix, and BiOptix has become a majority owned subsidiary of the Company.
Under the terms of the Purchase Agreement, the consideration consisted of an aggregate of 627,010 shares of the Company's common stock (the "Shares") which Shares were distributed in accordance with the liquidation preferences set forth in the BiOptix Fifth Amended and Restated Certificate of Incorporation, as amended.  The Shares represented approximately 14% of the outstanding Venaxis common stock at the closing of the transactions contemplated by the Purchase Agreement.
The Purchase Agreement contains customary representations and warranties of the parties, including BiOptix, and the Sellers have customary indemnification obligations to the Company relating to BiOptix, which are subject to certain limitations described further in the Purchase Agreement.
The issuance of the Shares was effected as a private placement of securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder.  The Company entered into a Registration Rights Agreement with the Sellers.  The disclosure set forth in Item 3.02 of this Current Report on Form 8-K relating to the Registration Rights Agreement and the transactions contemplated thereby is hereby incorporated into this item by reference.
The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 3.02 Unregistered Sales of Equity Securities.
Private Placement of Securities
On September 12, 2016, the Company entered into the Purchase Agreement with the Sellers, pursuant to which the Sellers acquired an aggregate of 627,010 shares of common stock of the Company as consideration for the Purchaser's acquisition of the Preferred Stock of BiOptix, thereby making BiOptix a majority owned subsidiary of the Company.  The sale of the Shares was effected as a private placement transaction under Section 4(a)(2) of the Securities Act.

Registration Rights Agreements
In connection with the BiOptix acquisition transaction, the Company also entered into a Registration Rights Agreement, dated as of September 12, 2016, with the Sellers, pursuant to which the Sellers were granted certain resale registration rights.  The Company is obligated to prepare and file such resale registration statement after the end of a one-year lock-up period under Lock-Up Agreements entered into between the Company and each of the Sellers as of the closing of the transactions contemplated by the Purchase Agreement.
The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement and the Lock-Up Agreements are only a summary and are qualified in their  entirety by reference to the complete text of the Purchase Agreement, the Registration Rights Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed herewith:
Exhibit No.	Document

2.1
Stock Purchase Agreement, dated as of September 12, 2016, by and among Venaxis, Inc., Venaxis Sub, Inc., as purchaser, BiOptix Diagnostics, Inc., the Sellers who are parties thereto, and the Seller Representative.

10.1	Registration Rights Agreement, dated as of September 12, 2016, by and among Venaxis, Inc. and the Sellers party thereto.

10.2	Form of Lock-Up Agreement between Venaxis, Inc. and each of the Sellers.

99.1	Press Release of Venaxis, Inc., issued September 13, 2016.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Venaxis, Inc.

By:	/s/ Jeffrey McGonegal
	Name:	Jeffrey McGonegal
	Title:	Chief Financial Officer
Date: September 13, 2016

EXHIBIT INDEX
Exhibit No.	Document

2.1
Stock Purchase Agreement, dated as of September 12, 2016, by and among Venaxis, Inc., Venaxis Sub, Inc., as purchaser, BiOptix Diagnostics, Inc., the Sellers who are parties thereto, and the Seller Representative.

10.1	Registration Rights Agreement, dated as of September 12, 2016, by and among Venaxis, Inc. and the Sellers party thereto.

10.2	Form of Lock-Up Agreement between Venaxis, Inc. and each of the Sellers.

99.1	Press Release of Venaxis, issued September 13, 2016.